EXHIBIT 1

                         PURCHASE AND SECURITY AGREEMENT

     THIS PURCHASE AND SECURITY AGREEMENT is made and entered into as of the 4th day of October, 2001 by and between the entity and individuals set forth in EXHIBIT A (the "GALARDI GROUP"), and the entities and individuals set forth on EXHIBIT B attached hereto (the "ZEMEL GROUP"), with respect to 4,013 limited partnership units of Sierra Pacific Development II, a ___________ limited partnership (the "PARTNERSHIP").

                                    RECITALS

     A. The Partnership is engaged in the ownership and leasing of real property (the "BUSINESS").

     B. The Partnership is included in a Form S-4 that has been filed with the SEC by American Spectrum Realty, Inc. (the "FORM S-4") to roll up a series of real estate limited partnerships (the "ROLL-UP").

     C. GALARDI GROUP and ZEMEL GROUP are owners of limited partnership units in the Partnership.

     D. GALARDI GROUP owns a direct or indirect interest in CGS Real Estate Company, Inc., a Texas corporation, the general partner of the Partnership.

     E. ZEMEL GROUP desires to sell to GALARDI GROUP, and GALARDI GROUP desires to purchase from ZEMEL GROUP, 4,013 limited partnership units in the Partnership (the "UNITS"), subject to and in accordance with the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. SALE OF THE UNITS AND PURCHASE PRICE. Subject to the terms and conditions of this Agreement, ZEMEL GROUP hereby agrees to sell, transfer, convey, assign and deliver to GALARDI GROUP, and GALARDI GROUP hereby agrees to purchase from ZEMEL GROUP, the Units for a purchase price of $204 per Unit, or an aggregate of $818,652, payable as follows:

          (a) $481,560 payable upon the execution of this Agreement; and

          (b) $337,092 in the form of a Note payable in full no later than December 27, 2001, together with an irrevocable assignment of the Litigation Proceeds which may be used as payment against the Note if paid prior to December 27, 2001. For purposes of this Agreement, "Litigation Proceeds" shall mean the $84 per Unit to be paid to each holders of units of limited partnership in the Partnership further described in the Form S-4. In the event that the Litigation Proceeds are not paid in full prior to December 27, 2001, GALARDI GROUP shall pay $337,092 to ZEMEL GROUP on December 27, 2001 by cashier's check or wired funds, less any part of the Litigation Proceeds received by ZEMEL GROUP, and ZEMEL GROUP shall cancel and return the irrevocable assignment of the Litigation Proceeds to GALARDI GROUP.

     2. GRANT OF SECURITY INTEREST AND ESCROW OF UNITS. GALARDI GROUP hereby grants to ZEMEL GROUP a security interest in the Units to secure payment by GALARDI GROUP of the Note and payment of the exercise price of the Put, if any, and agrees that the assignment of the Units from ZEMEL GROUP to GALARDI GROUP shall be deposited in an escrow pursuant to an Escrow Agreement in the form attached as EXHIBIT C until the later of (i) full payment of the Note or (ii) expiration of the Put unexercised or full payment for any AQQ Shares exercised under the Put.

     3. GRANT OF PROXY COUPLED WITH AN INTEREST. ZEMEL GROUP hereby grants to GALARDI GROUP a proxy coupled with an interest to vote or consent with respect to the Units.

     4. REPRESENTATIONS AND WARRANTIES OF GALARDI GROUP. To induce ZEMEL GROUP to enter into this Agreement and to perform ZEMEL GROUP's obligations hereunder, GALARDI GROUP represents and warrants the truth, accuracy and completeness of the following:

          (c) ENFORCEABILITY. This Agreement has been duly executed and delivered by GALARDI GROUP and constitutes a legal, valid and binding obligation of GALARDI GROUP, enforceable against GALARDI GROUP in accordance with its terms, subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally.

          (d) INVESTMENT INTENT. GALARDI GROUP is acquiring the Units for his own account, and not with any present intention of distributing or selling the Units or any part thereof.

          (e) ACCESS TO INFORMATION. GALARDI GROUP acknowledges that he owns and has owned limited partnership units of the Partnership since ________ and has access to information about the Partnership. Furthermore GALARDI GROUP acknowledges that such materials were prepared by the Partnership and ZEMEL GROUP has no responsibility for the accuracy or adequacy of such materials.

          (f) SUITABILITY. GALARDI GROUP represents and warrants that GALARDI
GROUP: (i) can bear the economic risk of the purchase of the Units including the total loss of GALARDI GROUP's investment; and (ii) has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Units, or that GALARDI GROUP is being advised by others (acknowledged by GALARDI GROUP as his Representative(s), such that they and GALARDI GROUP together are capable of making such evaluation.

          (g) POWER AND AUTHORITY. GALARDI GROUP has the right , power and authority to execute this Agreement and to consummate the transactions contemplated hereby. John N. Galardi has the power and authority to execute this Agreement together with its exhibits, on behalf of GALARDI GROUP.

     5. REPRESENTATIONS AND WARRANTIES OF ZEMEL GROUP. To induce GALARDI GROUP to enter into this Agreement and to perform GALARDI GROUP's obligations hereunder, ZEMEL GROUP represents and warrants the truth, accuracy and completeness of the following:

          (a) OWNERSHIP OF UNITS. ZEMEL GROUP has good and marketable title to, and rightful possession of all of the Units, and each and all of the Units are free and clear of all liens, claims, rights, charges, encumbrances and security interests of whatsoever nature or type.

          (b) POWER AND AUTHORITY. ZEMEL GROUP has the right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and Barry Zemel has the authority to execute this agreement on behalf of the ZEMEL GROUP.

          (c) ENFORCEABILITY. This Agreement has been duly executed and delivered by ZEMEL GROUP and constitutes a legal, valid and binding obligation of ZEMEL GROUP, enforceable against ZEMEL GROUP in accordance with its terms, subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally.

     6. GALARDI GROUP'S DELIVERIES. GALARDI GROUP shall have executed and delivered to ZEMEL GROUP all of the following:

          (a) PAYMENT OF CONSIDERATION. A cashier's check in the amount of $481,560 made out to Barry Zemel.

          (b) ASSIGNMENT. An irrevocable assignment of the Litigation Proceeds, in the form attached hereto as EXHIBIT D.

          (c) NOTE. A note in the form attached as EXHIBIT E (the "Note").

          (d) ESCROW AGREEMENT. An Escrow Agreement in the form attached as EXHIBIT C.

     7. ZEMEL GROUP'S DELIVERIES. ZEMEL GROUP shall have executed and delivered the following:

          (a) ESCROW AGREEMENT. To Escrow Agent set forth in the Escrow Agreement an assignment in the form attached as EXHIBIT F, assigning the Units from ZEMEL GROUP to GALARDI GROUP.

          (b) PROXY. To GALARDI GROUP a proxy coupled with an interest in the form attached as EXHIBIT G

     8. BROKER'S FEE. Neither ZEMEL GROUP nor GALARDI GROUP will or has paid a fee to any third party in connection with the sale of the Units from ZEMEL GROUP to GALARDI GROUP.

     9. ENTIRE AGREEMENT. This Agreement, the exhibits hereto and that certain Put and Call Agreement of even date by and between ZEMEL GROUP and GALARDI GROUP constitute the entire agreement between the parties with respect to the purchase of the Units and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives successors and permitted assigns. Each exhibit shall be considered incorporated into this Agreement. This Agreement may not be amended, modified, supplemented or otherwise altered in any respect except by an agreement in writing signed by the parties hereto. This Agreement supersedes all prior written or oral agreements between GALARDI GROUP and Shareholder.

     10. WAIVERS. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

     11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

     12. SEVERABILITY. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

     13. APPLICABLE LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Arizona without regard to conflicts of laws or provisions thereof to the contrary. The parties agree that any action brought by either party against the other in connection with any rights or obligations arising out of this Agreement or any transaction contemplated hereby shall be instituted properly in an Arizona court of competent jurisdiction with venue only in Maricopa County. The parties hereby agree to submit personally to the jurisdiction of a court of competent subject matter jurisdiction located in such state. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

     14. CONSTRUCTION. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


GALARDI GROUP:                               ZEMEL GROUP:


/s/ John N. Galardi                          /s/ Barry Zemel
-----------------------------                -----------------------------
John N. Galardi                              Barry Zemel,
                                             Authorized Representative


/s/ William J. Carden
-----------------------------
William J. Carden


CGS Real Estate Company, Inc.,
a Texas corporation

_____________________________

By:__________________________

Its:_________________________


EXHIBITS:
---------

     A.   Galardi Group

     B.   Zemel Group

     C.   Escrow Agreement

     D.   Irrevocable Assignment of Litigation Proceeds

     E.   Note

     F.   Assignment of Units

     G.   Proxy Coupled with an Interest

                                    EXHIBIT A


                                THE GALARDI GROUP


                                 John N. Galardi
                                William J. Carden
               CGS Real Estate Company, Inc., a Texas corporation

                                   Exhibit A-1

                                    EXHIBIT B


                                 THE ZEMEL GROUP

                                                       UNITS
                                                       -----

                 Prizm Investment                         43

                 Barry Zemel CPA PC
                 Money Purchase Pension Plan             100

                 Baseline Investment                   2,185

                 Ira Gaines                              136

                 Cheryl Hintzin                          168

                 Paradise Wire & Cable                    68

                 Sunshine Wire & Cable                   195

                 Hereford Associates                     396

                 Bridle Associates                         8

                 Lawrence Rogoff                         714
                                                      ------
                                                       4,013

                                   Exhibit B-1

                                    EXHIBIT C


                                ESCROW AGREEMENT

                                 October 4, 2001

Arizona Escrow & Financial Corporation
3700 North 24th Street
Phoenix, Arizona   85016
Attention:  Mr. Don Graham

     RE: Escrow Number _____________

Dear Mr. Graham:

     Your firm has agreed to act as the escrow agent (the "Escrow Agent") in connection with the transactions contemplated by and pursuant to the provisions of that certain Purchase and Security Agreement, dated as of October 4, 2001 (the "Purchase Agreement"), among the Galardi Group the members of which are set forth on EXHIBIT A and which is represented by John N. Galardi ("Purchaser"), and the Zemel Group the members of which are set forth on EXHIBIT A hereto and which is represented by Barry Zemel ("Seller"). Terms defined in the Purchase Agreement shall have the same meaning when used herein.

     Concurrent with the execution of this Agreement, Seller has deposited with the Escrow Agent an assignment of 4,013 limited partnership units of Sierra Pacific Development Fund II, L.P. (the "Partnership") from the Zemel Group to the Galardi Group (the "Assignment") and has issued directions to the Partnership to issue any and all AQQ Shares issued in exchange for the Units (the"AQQ Shares") to be sent to your firm to be added to the escrow account.

     Escrow Agent acknowledges receipt of the Assignment. Escrow Agent shall hold the Assignment and the AQQ Shares in accordance with the terms of this Agreement.

     Within two business days of written notification of payment of the Note and either (i) payment of any sums due under the Put from Purchaser to Seller or
(ii) that the Put has expired unexercised, Escrow Agent shall notify Seller of receipt of such notice by facsimile. Within five business days from receipt of such notification by Seller, Seller shall notify Escrow Agent if Seller has any dispute with Purchaser's notification of payment. Seller's notice of such dispute shall certify that payment under the Note or Put Agreement or both has not been made, or that the Put has not expired unexercised. Unless Seller provides the notice referred to in this paragraph within the time period set forth, Escrow Agent shall immediately release the Assignment and the AQQ Shares to Purchaser. If the AQQ shares have not yet been issued to the Escrow Agent , the Escrow shall deliver to the Partnership a notice that the AQQ shares issued in exchange for the Units shall be sent to Purchaser.

                                   Exhibit C-1

     Unless terminated earlier pursuant to the terms of this Agreement, this Agreement shall terminate on full payment of the Note and expiration of the Put unexercised and delivery of the Assignment and AQQ shares in accordance with this Agreement.

     In the event that any other claim or claims are made against Escrow Agent or if there is any other dispute in respect of this Agreement, Escrow Agent shall have the power and authority, in its sole discretion, to hold the Assignment and the AQQ Shares until such claims are resolved, either through judicial process or otherwise, and/or to file an interpleader action with respect to such claim or claims in any court of competent jurisdiction.

     Escrow Agent shall have no duties or obligations except as set forth in this Escrow Agreement, and Escrow Agent shall not be required to take any action or actions other than in accordance with the terms hereof.

     Purchaser and Seller each severally agree to indemnify and hold Escrow Agent harmless from and against the full amount of any and all claims, costs, damages, judgments, fees, expenses, obligations, taxes, assessments, liabilities, actions, suits, or charges, including reasonable attorneys' fees and expenses, made against Escrow Agent or incurred by Escrow Agent by reason of any act or omission to act by Escrow Agent hereunder or in connection with any of the transactions referred to herein or contemplated hereby, other than as a result of Escrow Agent's gross negligence or willful misconduct.

     Purchaser and Seller are beneficiaries to this Escrow Agreement, and its terms may not be changed without their written consent.

     Your fees for this transaction shall be the sum of $________ and shall be paid in full upon the opening of escrow.

                                   Exhibit C-2

     Please acknowledge your agreement to the foregoing terms and provisions by executing the enclosed copy of this Escrow Agreement and returning it to the undersigned.

GALARDI GROUP:                               ZEMEL GROUP:


/s/ John N. Galardi                          /s/ Barry Zemel
-----------------------------                -----------------------------
John N. Galardi                              Barry Zemel,
                                             Authorized Representative


/s/ William J. Carden
-----------------------------
William J. Carden


CGS Real Estate Company, Inc.,
a Texas corporation


By: /s/ William J. Carden
    --------------------------
Its: President


Accepted this 4th day of October, 2001

By:__________________________

   Name:_____________________

   Title:____________________

                                   Exhibit C-3

                                    EXHIBIT D


      IRREVOCABLE ASSIGNMENT OF BENEFICIAL INTEREST IN LITIGATION PROCEEDS.

     In consideration of the mutual promises set forth herein, in that certain Purchase and Security Agreement (the "Purchase Agreement") to which this Irrevocable Assignment of Beneficial Interest in Litigation Proceeds (the "Assignment") is an Exhibit and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the GALARDI GROUP, as that term is defined in the Purchase Agreement hereby (i) grants, conveys, bargains, assigns, sells, transfers and sets over unto ZEMEL GROUP, all of GALARDI's rights title and interest to the Litigation Proceeds in connection with 4,013 units of limited partnership in Sierra Pacific Development Fund II, L.P., as that term is defined in the Purchase Agreement and (ii) instructs the Sierra Pacific Development Fund II, L.P. to pay such Litigation Proceeds directly to ZEMEL GROUP at _____________________________, Phoenix, Arizona 850__.

     GALARDI GROUP does hereby make, constitute and appoint ZEMEL GROUP its true and lawful attorney, irrevocably, in its name, or otherwise, and at GALARDI GROUP's sole cost and expense, to use and take all lawful ways and means to enforce GALARDI GROUP's rights under this Assignment

     GALARDI GROUP does hereby represent, warrant and covenant to ZEMEL GROUP that (i) John N. Galardi on behalf of GALARDI GROUP has and shall continue to have all requisite right, power and authority to enter into this Agreement and any other documents contemplated hereby and to perform it obligations hereunder:
(ii) the execution and delivery of this Assignment and GALARDI GROUP's performance of his obligations hereunder do not and shall not, by the lapse of time, the giving of notice, or otherwise, constitute a violation or breach of any provision contained in any agreement, instrument or document to which GALARDI GROUP or any member of GALARDI GROUP is now a party or by which GALARDI GROUP or any member of GALARDI GROUP is bound, or constitute a violation of any law, rule, regulation, ordinance, governmental approval, permit, certificate, inspection, consent or franchise material to this Assignment, including but not limited to the Sierra Pacific Development Fund II, limited partnership agreement: (iii) GALARDI GROUP and each member thereof holds its rights to the Litigation Proceeds free and clear from all liens, claims, charges, encumbrances, security interests or assignments; (iv) GALARDI GROUP and each member thereof has not previously assigned, pledged, encumbered or otherwise disposed of his rights to the Litigation Proceeds: (v) to the extent that any third party makes a claim or demand alleging an interest in the Litigation Proceeds, which interest was purportedly granted by GALARDI GROUP, GALARDI GROUP jointly and severally with each member thereof will indemnify, defend and hold ZEMEL GROUP harmless with respect to such claim or demand; (vi) GALARDI GROUP's interest and the interest of each member thereof in the Litigation Proceeds is free from dispute, set offs, counter claims and defenses and (vii) GALARDI GROUP and each member thereof has not extended modified or amended its rights to the Litigation Proceeds, or made any compromise, adjustment, settlement or termination in connection therewith.

     This Assignment shall terminate and be of no force and effect if GALARDI GROUP makes the payment pursuant to Section 1(b) of the Purchase Agreement.

                                   Exhibit D-1

     In witness whereof, GALARDI GROUP has executed this Assignment on this 4th day of October, 2001.


                                           GALARDI GROUP:


                                           /s/ John N. Galardi
                                           --------------------------------
                                           John N. Galardi


                                           /s/ William J. Carden
                                           --------------------------------
                                           William J. Carden


                                           CGS Real Estate Company, Inc.,
                                           a Texas corporation

                                           By: /s/ William J. Carden
                                               ----------------------------
                                           Its: President


ACKNOWLEDGEMENT BY SIERRA PACIFIC DEVELOPMENT FUND II, L.P.:

The undersigned has read the foregoing and acknowledges the irrevocable assignment of rights in the Litigation Proceeds.

                                           Sierra Pacific Development
                                           Fund II, L.P.

                                           ________________________________

                                           By:_____________________________

                                           Its:____________________________

                                   Exhibit D-2

                                    EXHIBIT E


                                 PROMISSORY NOTE


$337,092                                                         October 4, 2001

John N. Galardi, William J. Carden and CGS Real Estate Company, Inc., a Texas corporation, jointly and severally, ("Maker") promise to pay to the order of Barry Zemel, a resident of Arizona ("Payee"), the principal amount of THREE HUNDRED THIRTY SEVEN THOUSAND, NINETY TWO AND 00/100 Dollars ($337,092), together with any interest on the unpaid principal balance at the interest rate per annum, and on the dates set forth herein.

Maker will repay the principal balance, together with any interest at the interest rate described below, in one payment in the full principal amount of this Note on the earlier of the payment of the Litigation Proceeds by Sierra Pacific Development II, L.P. or December 27, 2001.

Maker will make all payments in United States Dollars to Payee at P.O. Box 47638, Phoenix, Arizona 85068, or to another address that Payee requests in writing. All payments will be made in immediately available funds.

     This Note is executed in connection with that certain Purchase and Security Agreement of even date herewith (the "Purchase Agreement"), between Maker and Payee. All of the terms contained in the Purchase Agreement are incorporated in full herein as if the Purchase Agreement was set forth in its entirety. This Note may be prepaid in whole or in part. This Note may be accelerated by Payee upon a payment default or upon any other default under the Purchase Agreement or any agreement, instrument or document executed in connection herewith or therewith which is not cured within 10 days after written notice thereof is given to member of Maker (an "Event of Default").

TIME IS OF THE ESSENCE WITH REGARD TO THIS NOTE AND EACH AND EVERY PROVISION HEREOF.

This Note shall not bear interest unless there has been an Event of Default. Should an Event of Default occur, the entire outstanding principal amount of this Note shall become immediately due and payable and Maker will also pay Payee default interest of eighteen percent (18%) per annum on the principal amount past due over the period beginning on the date of this Note and ending upon payment in full of the principal amount hereunder. Maker will also pay all of Payee's costs of collection, including Payee's reasonable attorney's fees and expenses.

Except as otherwise set forth in the Purchase Agreement or in this Note, to the extent permitted by law Maker waives and agrees not to assert or demand diligence, grace, presentment for payment, formalities of demand, protest or notice of nonpayment or dishonor, nonperformance, extension, maturity, default or any other notice as to this Note.

                                   Exhibit E-1

No delay or failure of Payee in exercising any right hereunder or under the Purchase Agreement shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

This Note shall be construed in accordance with and governed by the laws of the State of Arizona, without regard to the choice of law rules of the State of Arizona.

No amendment, modification change, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

The provisions of this Note shall be binding upon and inure to the benefit of Maker and Payee and their respective successors and assigns, as applicable.

The language of this Note shall be construed as a whole according to its fair meaning. No inference in favor of, or against, Maker or Payee shall be drawn from the fact that one party has drafted any portion hereof.

     IN WITNESS WHEREOF, Debtor has executed this Note as of the date first set forth above.


/s/ John N. Galardi                           /s/ William J. Carden
-------------------------------               -------------------------------
John N. Galardi                               William J. Carden


                         CGS Real Estate Company, Inc.,
                               a Texas corporation


                         By: /s/ William J. Carden
                             ----------------------------
                         Its: President


                                   Exhibit E-2

                                    EXHIBIT F


                               ASSIGNMENT OF UNITS

     In exchange for the consideration set forth in the Purchase and Sale Agreement dated as of October 4, 2001, by and between the Galardi Group and the Zemel Group (the "Purchase Agreement"), the receipt and sufficiency of which is hereby acknowledged, each of the undersigned Assignors hereby assigns, transfers and conveys to John Galardi (the "Assignee") their entire right, title and interest in and to ___ limited partnership interests assigned by them pursuant to the Purchase Agreement (the "Interests") in Sierra Pacific Development Fund II (the "Partnership"), including without limitation, all rights to receive distributions of money, profits, securities and other assets from or relating to the Interests, presently existing or hereafter arising or accruing, except for the Litigation Proceeds as that term is defined in the Purchase Agreement, unless the Galardi Group has made the payment pursuant to Section ___ of the Purchase Agreement in which case John Galardi shall be entitle to the distribution of the Litigation Proceeds, TO HAVE AND TO HOLD the same unto the Assignee, its successors and assigns, forever. Assignee hereby assumes all obligations in respect of the Interest arising after the date hereof.

     Assignors do hereby represent, warrant and covenant to Assignee that (i) Assignors have and shall continue to have all requisite right, power and authority to enter into this Agreement and any other documents contemplated hereby and to perform their obligations hereunder; (ii) the execution and delivery of this Assignment and Assignors' performance of these obligations hereunder do not and shall not, by the lapse of time, the giving of notice, or otherwise, constitute a violation or breach of any provision contained in any agreement, instrument or document to which Assignors are now a party or by which Assignors are bound, or constitute a violation of any law, rule, regulation, ordinance, governmental approval, permit, certificate, inspection, consent or franchise material to this Assignment; (iii) Assignors hold the Interests free and clear from all liens, claims, charges, encumbrances, security interests or assignments; (iv) Assignors have not previously assigned, pledged, encumbered or otherwise disposed of their rights to the Interests; (v) to the extent that any third party makes a claim or demand alleging an interest in the Interests, which interest was purportedly granted by Assignors, Assignors will indemnify, defend and hold Assignee harmless with respect to such claim or demand, provided that Assignors have been given adequate notice by Assignee of such claim or demand so as not to predjudice Assignors' defenses against such claim or demand and Assignors have been given the right and opportunity by Assignee to defend against such claim or demand; and (vi) Assignors' interest in the Interests is free from dispute, set offs, counter claims and defenses.


     By signing and delivering this Assignment, the Assignors irrevocably appoint Assignee and Assignee's designees as the Assignors' proxies, with full power of substitution, to the full extent of such Assignors' rights, with respect to the Assignors' Interests. All prior proxies given by the Assignors with respect to such Interests are hereby revoked without further action, and no subsequent proxies may be given with respect to such Interests nor any subsequent written consent signed with respect to such Interests (and, if given

                                   Exhibit F-1
or signed, will not be deemed effective). Pursuant to such proxy, Assignee and its designees will be empowered to exercise all voting and other rights of such Assignors with respect to the Interests.

     By signing and delivering this Assignment, Assignors also irrevocably constitute and appoint Assignee and its designees as the Assignors' attorneys-in-fact, each with full power of substitution, to the full extent of the Assignors' rights, with respect to the Interests. All prior powers of attorney granted by the Assignors with respect to the Interests will, without further action, be revoked, and no subsequent powers of attorney may be granted with respect to the Interests (and if granted will not be effective). Pursuant to this appointment as attorneys-in-fact, Assignee and its designees each will have the power, among other things: (a) to seek to transfer ownership of such Interests on the Partnership's books maintained by the transfer agent and to sign and deliver any accompanying evidences of transfer and authenticity in connection with that transfer; (b) to become a registered owner of the purchased Interests; (c) to receive any and all distributions made by the Partnership after the date hereof and to receive all benefits and otherwise exercise all right of beneficial ownership of such Interests, except to the extent set forth in the first paragraph hereof; and (d) to endorse any check payable to or upon the order of such Assignors representing a distribution to which Assignee is entitled pursuant to the terms hereof.

Dated:  October 4, 2001


                                   ASSIGNORS:


                                   By: /s/ Barry Zemel
                                       --------------------------------
                                       Authorized Representative


                                   By: ____________________________
                                       Authorized Representative


                                   ASSIGNEE:

                                   John Galardi

                                   Exhibit F-2

                                    EXHIBIT G


                         PROXY COUPLED WITH AN INTEREST

                                       FOR

             SIERRA PACIFIC DEVELOPMENT FUND II LIMITED PARTNERSHIP


     The undersigned, a limited partner of Sierra Pacific Development Fund II Limited Partnership, a ______________ limited partnership (the "Partnership"), hereby designates John N. Galardi as Proxy, with full power of substitution, to exercise all voting or consent rights with respect to all of the undersigned's units in the Partnership that are the subject of the Purchase Agreement, as defined below. Subject to the provisions of this proxy, all prior proxies given by the Assignors with respect to such interests are hereby revoked without further action and no subsequent proxies may be given with respect to such interests (and, if given or signed, will not be deemed effective).

     This proxy is coupled with an interest and may only be revoked if John N. Galardi, William J. Carden or CGS Real Estate Company, Inc. has materially breached that certain Purchase and Security Agreement dated October 4, 2001 between Mr. Galardi and the undersigned as a member of the Zemel Group (the "Purchase Agreement") and has failed to cure such breach within the lesser period of the number of days between such breach and the next exercise of voting or consent rights hereunder, or 10 days after written notice thereof. Such revocation must be made in writing by Barry Zemel on behalf of the undersigned

                                   Exhibit G-1
limited partner accompanied by a signed certificate from Mr. Zemel that Mr. Galardi, Mr. Carden or CGS Real Estate Company, Inc. has materially breached the Purchase Agreement and has failed to cure such breach in accordance with this proxy.

Dated this 4th day of October, 2001.

                                            /s/ Barry Zemel
                                            ---------------------------------
                                            Limited Partner

                                            Barry Zemel
                                            ---------------------------------
                                            Print Name


Unit or fractional Unit owned 4,013

                                      G-2